Exhibit 20.7
Page 1 of 3

                            Navistar Financial 2000 - A Owner Trust
                                  For the Month of April 2000
                               Distribution Date of May 15, 2000
                                    Servicer Certificate #3

Original Pool Amount                                      $380,843,908.73
Subsequent Receivables (transferred 3/13/00)               $74,413,256.03
Subsequent Receivables (transferred 3/20/00)               $19,742,835.24

Beginning Pool Balance                                    $457,574,282.66
Beginning Pool Factor                                           0.9633143

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,693,377.05
     Interest Collected                                     $3,485,560.52

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $189,308.57
Total Additional Deposits                                     $189,308.57

Repos / Chargeoffs                                            $313,224.38
Aggregate Number of Notes Charged Off                                  15

Total Available Funds                                      $12,368,246.14

Ending Pool Balance                                       $448,567,681.23
Ending Pool Factor                                              0.9443530

Servicing Fee                                                 $381,311.90

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $24,606,533.68
     Target Percentage                                              5.25%
     Target Balance                                        $23,549,803.26
     Minimum Balance                                        $9,105,143.30
     (Release) / Deposit                                   ($1,056,730.42)
     Ending Balance                                        $23,549,803.26

Current Weighted Average APR:                                      9.373%
Current Weighted Average Remaining Term (months):                   51.37
Delinquencies                                              Dollars       Notes
     Installments:                 1 - 30 days         $2,043,887.02     1,970
                                   31 - 60 days          $315,174.73       263
                                   60+  days              $97,318.94        70

     Total:                                            $2,456,380.69     1,970

     Balances:                     60+  days           $3,976,133.59        70

Memo Item - Reserve Account
     Prior Month                                      $24,123,697.22
+    3/13 Transfer                                       $136,505.72
+    Invest. Income                                      $346,330.74
+    Excess Serv.                                              $0.00
     Transfer (to) / from Collections Account         $24,606,533.68

Exhibit 20.7
Page 2 of 3

Navistar Financial 2000-A Owner Trust
For the Month of April 2000

                                                                                     NOTES

                                                   CLASS A - 1     CLASS A - 2      CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $475,000,000.00  $84,000,000.00  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Original Pool Amount
Distributions:
     Distribution Percentages                           100.00%            0.00%            0.00%            0.00%           0.00%
     Coupon                                             6.0800%          6.8200%          7.2000%          7.3400%         7.4700%

Beginning Pool Balance          $457,574,282.66
Ending Pool Balance             $448,567,681.23

Collected Principal               $8,693,377.05
Collected Interest                $3,485,560.52
Charge - Offs                       $313,224.38
Liquidation Proceeds/Recoveries     $189,308.57
Servicing                           $381,311.90
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $11,986,934.24

Beginning Balance               $457,574,282.66  $66,574,282.66  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00

Interest Due                      $2,634,002.07     $314,822.39      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Interest Paid                     $2,634,002.07     $314,822.39      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Principal Due                     $9,006,601.43   $9,006,601.43            $0.00            $0.00            $0.00           $0.00
Principal Paid                    $9,006,601.43   $9,006,601.43            $0.00            $0.00            $0.00           $0.00

Ending Balance                  $448,567,681.23   57,567,681.23   142,000,000.00   110,000,000.00   121,187,500.00   17,812,500.00
Note / Certificate Pool Factor                           0.6853           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions              $11,640,603.50   $9,321,423.82      $807,033.33      $660,000.00      $741,263.54     $110,882.81

Interest Shortfall                        $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                    $346,330.74
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $24,606,533.68
(Release) / Draw                 ($1,056,730.42)
Ending Reserve Acct Balance      $23,549,803.26

Exhibit 20.7
Page 3 of 3

For the Month of April 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                               5                  4              3                    2                       1
                                            Dec-99             Jan-00         Feb-00               Mar-00                  Apr-00
Beginning Pool Balance                           N/A             N/A      $380,843,908.73      $467,349,179.28      $457,574,282.66

A)  Loss Trigger:
    Principal of Contracts Charged Off           N/A             N/A           $36,194.38          $796,090.42          $313,224.38
    Recoveries                                   N/A             N/A                $0.00                $0.00          $189,308.57

Total Charged Off (Months 5, 4, 3)               N/A
Total Recoveries (Months 3, 2, 1)        $189,308.57
Net Loss / (Recoveries) for 3 Mos                N/A (a)

Total Balance (Months 5, 4, 3)       $380,843,908.73 (b)

Loss Ratio Annualized  [(a/b) * (12)]          $0.00

Trigger:  Is Ratio > 1.5%                         No
                                                                              Feb-00               Mar-00                  Apr-00

B)   Delinquency Trigger:                                                   $1,500,060.51        $3,103,325.48        $3,976,133.59
     Balance delinquency 60+ days                                                0.39388%             0.66403%             0.86896%
     As % of Beginning Pool Balance                                                   N/A                  N/A             0.64229%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:            4.9579%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer